CERTIFICATE OF TRUST

                                       OF
                              BANKUNITED CAPITAL II

         THIS Certificate of Trust of BankUnited Capital II (the "Trust"), dated as of May 19, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. ss.3801, ET SEQ.).

         1. NAME. The name of the business trust formed hereby is BankUnited Capital II.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Trustee

                                            By:/S/ MARY JANE MORRISSEY
                                               ----------------------------
                                               Name: MARY JANE MORRISSEY
                                               Title:AUTHORIZED SIGNATORY



                                            JAMES A. DOUGHERTY, as Trustee


                                            /S/ JAMES A. DOUGHERTY
                                            -------------------------------


                                            NANCY L. ASHTON, as Trustee


                                            /S/ NANCY L. ASHTON
                                            -------------------------------